Exhibit 21.1

ENTITY	Domestic		Foreign	ASSUMED NAME
AnTrev, LLC	NC

Arngar, Inc.	NC			Cadillac of South Charlotte

Autobahn, Inc.	CA			Autobahn Motors

Avalon Ford, Inc.	DE	CA

Car Cash of North Carolina, Inc.	NC	NC

Cornerstone Acceptance Corporation	FL	NC OH
TN TX

AM GA, LLC		GA

AM Realty GA, LLC		GA

ECHOPARK: AM GA, LLC	GA

ECHOPARK: AM Realty GA, LLC	GA

ECHOPARK: Echopark Automotive, Inc.	DE	CO FL		EchoPark
NC
ECHOPARK: EchoPark Driver Education, LLC	CO

ECHOPARK: EchoPark FL, LLC	FL			AutoMatch Fort Myers
AutoMatch Jacksonville
AutoMatch Ocala

ECHOPARK: EchoPark AZ, LLC		AZ

ECHOPARK: EchoPark CA, LLC		CA		EchoPark

ECHOPARK: EchoPark NC, LLC	NC

ECHOPARK: EchoPark Realty TX, LLC	TX

ECHOPARK: EchoPark SC, LLC	SC

ECHOPARK: EchoPark TX, LLC	TX			EchoPark

ECHOPARK: EP Realty NC, LLC	NC

ECHOPARK: EP Realty SC, LLC	SC

ECHOPARK: EP Realty SC, LLC	AZ

ECHOPARK: SAI Vehicle Subscription, Inc.	DE	TX

Exhibit 21.1

ENTITY	Domestic		Foreign	ASSUMED NAME
ECHOPARK: SAI DS Realty TX, LLC	TX

ECHOPARK: SAI DS, LLC	TX			EchoPark

ECHOPARK: TT Denver, LLC	CO			EchoPark

ECHOPARK: TTRE CO 1, LLC	CO

FAA Beverly Hills, Inc.	CA			Beverly Hills BMW

FAA Capitol N, Inc.	CA

FAA Concord H, Inc.	CA			Concord Honda
FAA Concord T, Inc.	CA			Concord Scion

FAA Dublin N, Inc.	CA

FAA Dublin VWD, Inc.	CA

FAA Holding Corp.	CA

FAA Las Vegas H, Inc.	NV			Honda West

FAA Poway H, Inc.	CA			Poway Honda

FAA Poway T, Inc.	CA

FAA San Bruno, Inc.	CA			Melody Toyota
Melody Scion

FAA Santa Monica V, Inc.	CA

FAA Serramonte H, Inc.	CA			Honda of Serramonte

FAA Serramonte L, Inc.	CA			Lexus of Marin
Lexus of Serramonte

FAA Serramonte, Inc.	CA

FAA Stevens Creek, Inc.	CA

FAA Torrance CPJ, Inc.	CA

FirstAmerica Automotive, Inc.	DE	CA

Fort Mill Ford, Inc.	SC

Franciscan Motors, Inc.	CA			Acura of Serramonte

Frontier Oldsmobile-Cadillac, Inc.	NC

Kramer Motors Incorporated	CA			Honda of Santa Monica

Exhibit 21.1

ENTITY	Domestic		Foreign	ASSUMED NAME
L Dealership Group, Inc.	TX	CA

Marcus David Corporation	NC			Town and Country Toyota
Town and Country Toyota Certified Used Cars
Massey Cadillac, Inc. (TN-MI)	TN

Mountain States Motors Co., Inc.	CO

North Point Imports, LLC	GA			North Point Volvo Cars

Ontario L, LLC	CA			Crown Lexus

Philpott Motors, Ltd.	TX			Philpott Motors Hyundai
Philpott Ford

Santa Clara Imported Cars, Inc.	CA			Honda of Stevens Creek

SRM Assurance, Ltd.			Cayman Is.

Stevens Creek Cadillac, Inc.	CA			St. Claire Cadillac

The Sonic Automotive Family Emergency Fund (“SAFE”)	NC

Town and Country Ford, Incorporated	NC

Windward, Inc.	HI	CA		Honda of Hayward

SAI AL HC1, Inc.	AL

SAI AL HC2, Inc.	AL			Tom Williams Collision Center

SAI Ann Arbor Imports, LLC	MI

SAI Atlanta B, LLC	GA			Global Imports (BMW)
Global Imports MINI
SAI Broken Arrow C, LLC	OK

SAI Calabasas A, LLC	CA

SAI Chamblee V, LLC	GA			Dyer and Dyer Volvo Cars

SAI Charlotte M, LLC	NC

SAI Chattanooga N, LLC	TN			Nissan of Chattanooga East

SAI Clearwater T, LLC	FL			Clearwater Toyota
Clearwater Scion

SAI Cleveland N, LLC	TN			Nissan of Cleveland

SAI Columbus Motors, LLC	OH			Hatfield Hyundai
Hatfield Subaru

Exhibit 21.1

ENTITY	Domestic	Foreign	ASSUMED NAME
Hatfield Isuzu

SAI Columbus T, LLC	OH		Toyota West
Scion West
Hatfield Automall

SAI Columbus VWK, LLC	OH		Hatfield Kia
Hatfield Volkswagen

SAI Conroe N, LLC	TX

SAI Denver B, Inc.	CO		BMW of Denver Downtown
Bodyworks
Murray Motorworks

SAI Denver C, Inc.	CO

SAI Denver M, Inc.	CO		Mercedes-Benz of Denver

SAI Fairfax B, LLC	VA		BMW of Fairfax

SAI FL HC1, Inc.	FL

SAI FL HC2, Inc.	FL

SAI FL HC3, Inc.	FL

SAI FL HC4, Inc.	FL

SAI FL HC7, Inc.	FL

SAI Fort Myers B, LLC	FL		BMW of Fort Myers
MINI of Fort Myers
SAI Fort Myers H, LLC	FL		Honda of Fort Myers

SAI Fort Myers M, LLC	FL		Mercedes-Benz of Fort Myers

SAI Fort Myers VW, LLC	FL		Volkswagen of Fort Myers

SAI GA HC1, LLC	GA

SAI Irondale Imports, LLC	AL		Audi Birmingham
BMW of Birmingham
Jaguar Birmingham
Land Rover Birmingham
MINI of Birmingham
Porsche Birmingham

SAI Irondale L, LLC	AL		Lexus of Birmingham

SAI Long Beach B, Inc.	CA		Long Beach BMW
Long Beach MINI
SAI McKinney M, LLC	TX		Mercedes-Benz of McKinney

Exhibit 21.1

ENTITY	Domestic	Foreign	ASSUMED NAME
SAI MD HC1, Inc.	MD

SAI Monrovia B, Inc.	CA		BMW of Monrovia
MINI of Monrovia

SAI Montgomery B, LLC	AL		BMW of Montgomery
Classic Dodge
SAI Montgomery BCH, LLC	AL		Classic Cadillac
Classic Buick GMC

SAI Montgomery CH, LLC	AL		Capitol Chevrolet
Capitol Hyundai

SAI Nashville CSH, LLC	TN		Crest Cadillac

SAI Nashville H, LLC	TN		Crest Honda

SAI Nashville M, LLC	TN		Mercedes-Benz of Nashville

SAI Nashville Motors, LLC	TN		Audi Nashville
Porsche of Nashville

SAI OK HC1, Inc.	OK

SAI Oklahoma City C, LLC	OK

SAI Oklahoma City H, LLC	OK

SAI Oklahoma City T, LLC	OK

SAI Orlando CS, LLC	FL		Massey Cadillac

SAI Peachtree, LLC	GA

SAI Pensacola A, LLC	FL		Audi Pensacola

SAI Philpott T, LLC	TX		Philpott Toyota
Philpott Scion

SAI Riverside C, LLC	OK

SAI Roaring Fork LR, Inc.	CO		Land Rover Roaring Fork

SAI Rockville Imports, LLC	MD		Porsche Bethesda
Rockville Audi

SAI Rockville L, LLC	MD		Lexus of Rockville

SAI S. Atlanta JLR, LLC	GA		Jaguar South Atlanta
Land Rover South Atlanta
Jaguar Land Rover South Atlanta
SAI Santa Clara K, Inc.	CA

SAI SIC, Inc.	GA

Exhibit 21.1

ENTITY	Domestic	Foreign	ASSUMED NAME

SAI Stone Mountain T, LLC	GA

SAI TN HC1, LLC	TN

SAI TN HC2, LLC	TN

SAI TN HC3, LLC	TN

SAI Tulsa N, LLC	OK

SAI Tulsa T, LLC	OK

SAI Tysons Corner H, LLC	VA		Honda of Tysons Corner

SAI Tysons Corner I, LLC	VA		Infiniti of Tysons Corner

SAI VA HC1, Inc.	VA

SAI Vehicle Subscription, Inc.	DE

SAI VS GA, LLC	GA

SAI VS TX, LLC	TX

SAI West Houston B, LLC	TX		BMW of West Houston

Sonic 2185 Chapman Rd., Chattanooga, LLC	TN		Economy Honda Superstore

Sonic Advantage PA, LP	TX		Porsche of West Houston
Momentum Luxury Cars
Audi West Houston

Sonic – Buena Park H, Inc.	CA		Buena Park Honda

Sonic – Cadillac D, LP	TX		Massey Cadillac

Sonic – Calabasas A, Inc.	CA

Sonic Calabasas M, Inc.	CA		Mercedes-Benz of Calabasas

Sonic – Calabasas V, Inc.	CA

Sonic – Camp Ford, LP	TX

Sonic – Capitol Cadillac, Inc.	MI

Sonic – Capitol Imports, Inc.	SC

Sonic – Carrollton V, LP	TX

Sonic – Carson F, Inc.	CA

Exhibit 21.1

ENTITY	Domestic		Foreign	ASSUMED NAME
Sonic – Carson LM, Inc.	CA

Sonic – Clear Lake N, LP	TX

Sonic – Clear Lake Volkswagen, LP	TX			Momentum Volkswagen of Clear Lake

Sonic – Denver T, Inc.	CO			Mountain States Toyota
Mountain States Toyota and Scion
Sonic Development, LLC	NC	AL CA
CO FL
GA MD
MI NV
OH OK
SC TN
TX VA

Sonic Divisional Operations, LLC	NV	AL AZ
CA CO
FL GA
MD MI
NC OH
OK SC
TN TX
VA WI
Sonic – Downey Cadillac, Inc.	CA

Sonic eStore, Inc.	NC

Sonic FFC 1, Inc.	DE	TX

Sonic FFC 2, Inc.	DE	TX

Sonic FFC 3, Inc.	DE	TX

Sonic – Fort Mill Chrysler Jeep, Inc.	SC

Sonic – Fort Mill Dodge, Inc.	SC

Sonic – Fort Worth T, LP	TX			Toyota of Fort Worth
Scion of Fort Worth

Sonic – Frank Parra Autoplex, LP	TX

Sonic Fremont, Inc.	CA

Sonic – Harbor City H, Inc.	CA			Carson Honda

Sonic Houston JLR, LP	TX			Jaguar Houston North
Land Rover Houston North

Sonic Houston LR, LP	TX			Land Rover Houston Central
Jaguar Houston Central

Exhibit 21.1

ENTITY	Domestic		Foreign	ASSUMED NAME
Sonic – Houston V, LP	TX

Sonic – Integrity Dodge LV, LLC	NV

Sonic – Jersey Village Volkswagen, LP	TX			Momentum Volkswagen of Jersey Village

Sonic – Lake Norman Chrysler Jeep, LLC	NC

Sonic – Las Vegas C West, LLC	NV			Cadillac of Las Vegas

Sonic – Lloyd Nissan, Inc.	FL

Sonic – Lloyd Pontiac – Cadillac, Inc.	FL

Sonic – Lone Tree Cadillac, Inc.	CO			Don Massey Collision Center

Sonic – LS Chevrolet, LP	TX			Lone Star Chevrolet

Sonic – LS, LLC	DE	TX

Sonic – Lute Riley, LP	TX			Lute Riley Honda

Sonic – Massey Cadillac, LP	TX

Sonic – Massey Chevrolet, Inc.	CA

Sonic – Mesquite Hyundai, LP	TX

Sonic Momentum B, LP	TX			Momentum Collision Center
Momentum BMW
Momentum MINI

Sonic Momentum JVP, LP	TX			Momentum Porsche
Momentum Volvo Cars
Land Rover Southwest Houston
Jaguar Southwest Houston

Sonic Momentum VWA, LP	TX			Audi Central Houston
Momentum Volkswagen

Sonic – Newsome Chevrolet World, Inc.	SC

Sonic – Newsome of Florence, Inc.	SC

Sonic – North Charleston Dodge, Inc.	SC

Sonic – North Charleston, Inc.	SC

Sonic of Texas, Inc.	TX

Sonic – Plymouth Cadillac, Inc.	MI

Exhibit 21.1

ENTITY	Domestic	Foreign	ASSUMED NAME
Sonic Resources, Inc.	NV

Sonic – Richardson F, LP	TX		North Central Ford

Sonic – Sanford Cadillac, Inc.	FL

Sonic Santa Monica M, Inc.	CA		W.I. Simonson

Sonic Santa Monica S, Inc.	CA

Sonic – Shottenkirk, Inc.	FL		Pensacola Honda

Sonic – Stevens Creek B, Inc.	CA		Stevens Creek BMW

Sonic – Volvo LV, LLC	NV		Volvo Cars of Las Vegas

Sonic Walnut Creek M, Inc.	CA		Mercedes-Benz of Walnut Creek

Sonic – West Covina T, Inc.	CA

Sonic – Williams Cadillac, Inc.	AL

Sonic Wilshire Cadillac, Inc.	CA

Sonic Automotive – 1495 Automall Drive, Columbus, Inc.	OH

Sonic Automotive – 1720 Mason Ave., DB, Inc.	FL

Sonic Automotive - 1720 Mason Ave., DB, LLC	FL

Sonic Automotive – 2490 South Lee Highway, LLC	TN

Sonic Automotive – 3401 N. Main, TX, LP	TX		Baytown Auto Collision Center
Ron Craft Cadillac
Ron Craft Chevrolet

Sonic Automotive – 4701 I-10 East, TX, LP	TX		Baytown Ford

Sonic Automotive – 6008 N. Dale Mabry, FL, Inc.	FL

Sonic Automotive – 9103 E. Independence, NC, LLC	NC		Infiniti of Charlotte

Sonic Automotive 2424 Laurens Rd., Greenville, Inc.	SC

Sonic Automotive 2752 Laurens Rd., Greenville, Inc.	SC		Century BMW
Century MINI
Sonic Automotive Aviation, LLC	NC

Exhibit 21.1

ENTITY	Domestic	Foreign	ASSUMED NAME

Sonic Automotive F&I, LLC	NV

Sonic Automotive of Chattanooga, LLC	TN		BMW of Chattanooga

Sonic Automotive of Nashville, LLC	TN		MINI of Nashville
BMW of Nashville
BMW Certified Pre-Owned Nashville

Sonic Automotive of Nevada, Inc.	NV

Sonic Automotive of Texas, LP	TX		Lone Star Ford

Sonic Automotive Support, LLC	NV

Sonic Automotive West, LLC	NV

SRE Alabama – 2, LLC	AL

SRE Alabama – 5, LLC	AL

SRE Alabama – 6, LLC	AL

SRE California – 1, LLC	CA

SRE California – 2, LLC	CA

SRE California – 3, LLC	CA

SRE California – 4, LLC	CA

SRE California – 5, LLC	CA

SRE California – 6, LLC	CA

SRE California – 7 SCB, LLC	CA

SRE California – 8 SCH, LLC	CA

SRE California – 9 BHB, LLC	CA

SRE California 10 LBB, LLC	CA

SRE California 11 PH, LLC	CA

SRE Colorado – 1, LLC	CO

SRE Colorado – 2, LLC	CO

SRE Colorado – 3, LLC	CO

SRE Colorado – 4 RF, LLC	CO

Exhibit 21.1

ENTITY	Domestic		Foreign	ASSUMED NAME
SRE Colorado – 5 CC, LLC	CO

SRE Florida – 1, LLC	FL

SRE Florida – 2, LLC	FL

SRE Georgia 4, LLC	GA

SRE Georgia 5, LLC	GA

SRE Georgia 6, LLC	GA

SRE Holding, LLC	NC	AL AZ
CO TX
SRE Maryland – 1, LLC	MD

SRE Nevada – 2, LLC	NV

SRE North Carolina – 2, LLC	NC

SRE North Carolina – 3, LLC	NC

SRE Ohio 1, LLC	OH

SRE Ohio 2, LLC	OH

SRE Oklahoma – 1, LLC	OK

SRE Oklahoma – 2, LLC	OK

SRE Oklahoma – 5, LLC	OK

SRE South Carolina – 2, LLC	SC

SRE South Carolina – 3, LLC	SC

SRE South Carolina – 4, LLC	SC

SRE Tennessee – 1, LLC	TN

SRE Tennessee – 2, LLC	TN

SRE Tennessee – 3, LLC	TN

SRE Tennessee – 4, LLC	TN

SRE Tennessee – 5, LLC	TN

SRE Tennessee 6, LLC	TN

SRE Tennessee 7, LLC	TN

SRE Texas – 1, LP	TX

Exhibit 21.1

ENTITY	Domestic		Foreign	ASSUMED NAME
SRE Texas – 2, LP	TX

SRE Texas – 3, LP	TX

SRE Texas – 4, LP	TX

SRE Texas – 5, LP	TX

SRE Texas – 6, LP	TX

SRE Texas – 7, LP	TX

SRE Texas – 8, LP	TX

SRE Texas 9, LLC	TX

SRE Texas 10, LLC	TX

SRE Texas 11, LLC	TX

SRE Texas 12, LLC	TX

SRE Texas 13, LLC	TX

SRE Texas 14, LLC	TX

SRE Texas 15, LLC	TX

SRE Texas 16, LLC	TX

SRE Virginia - 1, LLC	VA	MD

SRE Virginia – 2, LLC	VA